Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CANNAE HOLDINGS, INC.

ARTICLE 1
NAME OF CORPORATION

The name of the corporation is Cannae Holdings, Inc. (the “Corporation”).

ARTICLE 2
REGISTERED AGENT AND REGISTERED OFFICE

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.
ARTICLE 3
BOARD OF DIRECTORS

(A)    Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). Except as otherwise provided for in these amended and restated articles of incorporation (as amended from time to time, these “Articles”), including any certificate of designation relating to any then-outstanding series of Preferred Stock, the total number of directors shall be determined from time to time within the fixed minimum and maximum established in the bylaws of the Corporation (as amended from time to time, the “Bylaws”) and the Board of Directors shall be elected in such manner as shall be provided in the Bylaws.

(B)     Election of Directors. As of the time of filing these Articles, the directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, are divided into three classes respectively designated as Class I, Class II and Class III. Each class currently consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Beginning at the 2026 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2027 annual meeting of stockholders; at the 2027 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2028 annual meeting of stockholders; and at the 2028 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Prior to the 2028 annual meeting of stockholders, any director of any class elected or appointed to fill a newly created directorship resulting from an increase in the size of a class of directors shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors cause the removal, or shorten the term, of any incumbent director. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

(C)    Voting Rights of Preferred Stock. Notwithstanding any of the foregoing provisions, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles, including any certificate of designation relating to any series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article 3 unless expressly provided by such terms.

ARTICLE 4
PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful, act, business or activity for which corporations may now or hereafter be organized under the laws of the State of Nevada.
ARTICLE 5
AUTHORIZED SHARES

(A)    Capital Stock. The Corporation is authorized to issue an aggregate of 125,000,000 shares of capital stock of the Corporation, consisting of (a) 115,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The capital stock of the Corporation may be issued from time to time for such consideration as shall be determined by the Board of Directors. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be fully paid and non-assessable.
(B)    Preferred Stock. The Board of Directors is hereby vested, to the fullest extent permitted under the Nevada Revised Statutes (as amended from time to time, the “NRS”), with the authority to designate from time to time, by duly adopted resolution(s), one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any such resolution prescribing a series of Preferred Stock must include a distinguishing designation for such series. If any series of Preferred Stock is established by resolution of the Board of Directors pursuant to this provision, a certificate of designation relating to such series and complying with the applicable provisions of the NRS must be filed with the Nevada Secretary of State and become effective before the issuance of any shares of such series. Except as otherwise required by law, the holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by these Articles, including the certificate of designation relating to such series of Preferred Stock. To the extent provided in these Articles, including any certificate of designation relating to a series of Preferred Stock, the Board of Directors may increase (but not above the total number of then authorized and undesignated shares of Preferred Stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series.

(C)    Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles or the NRS, the holders of Common Stock shall be entitled to receive dividends in the form of cash, property or shares of the Corporation when, as and if declared by the Board of Directors out of funds of the Corporation to the extent and in the manner permitted by law.

(D)    Assessment of Stock. The capital stock of the Corporation, after the consideration therefor has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Articles shall not be amended in this particular.

(E)    No Preemptive Rights. No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

(F)    No Cumulative Voting. The stockholders of the Corporation shall not be entitled to cumulative voting in the election of any directors.

ARTICLE 6
LIMITATION OF LIABILITY,
INDEMNIFICATION AND PAYMENT OF EXPENSES

(A)    Limitation of Liability. The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS.

(B)    Indemnification. To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and NRS 78.752) and other applicable law, the Corporation shall indemnify and defend any current and former directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation.

(C)     Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement or otherwise, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as directors or officers of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(D)     Repeal and Conflict. Any repeal or modification of this Article 6 approved by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between any section of this Article 6 and any other provision of these Articles, the terms and provisions of this Article shall control.

ARTICLE 7
BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of the Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE 8
STOCKHOLDER ACTION BY WRITTEN CONSENT

(A)    Action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, and in accordance with this Article 8.

(B)    Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent (each, a “Consent”) of (i) the holders of Common Stock but only if such action is taken in accordance with the provisions of this Article 8, or (ii) the holders of any class or series of Preferred Stock issued pursuant to these Articles, including any certificate of designation relating to such series of Preferred Stock, but only if the terms of such series of Preferred Stock expressly provide for such action by Consent.

(C)    The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article 8. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than fifteen percent (15%) of all issued and outstanding shares of Common Stock, as determined in accordance with any applicable requirements of the Bylaws, who shall continue to own not less than fifteen percent (15%) of all issued and outstanding shares of Common Stock through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section D of this Article 8. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the Corporation pursuant to Section D of this Article 8, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article 8 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article 8 or if such no determination shall have been made by the date required by this Article 8, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section H of this Article 8; except that, if prior action by the Board of Directors is required under the provisions of the NRS, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(D)    Any Request (i) must be delivered by the holders of record owning not less than fifteen percent (15%) of all issued and outstanding shares of Common Stock, as determined in accordance with any applicable requirements of the Bylaws (with evidence of such ownership attached), who shall continue to own not less than fifteen percent (15%) of all issued and outstanding shares of Common Stock through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (ii) must describe the action proposed to be authorized or taken by Consent; and (iii) must contain (a) such other information and representations, to the extent applicable, then required by the Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (b) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws), and (c) any agreement of the requesting stockholders required by the Bylaws. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Bylaws with respect to information provided concerning nominations for elections to the Board of Directors or other business at annual stockholders’ meetings.

(E)    Stockholders are not entitled to authorize or take action by Consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (iii) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or other applicable law.

(F)    Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

(G)    Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section H of this Article 8, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

(H)    Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation at its principal place of business, or at its registered office in the State of Nevada no earlier than sixty (60) days after the delivery of a valid Request. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (an “Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article 8. If after such investigation the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(I)    No action may be authorized or taken by the stockholders by Consent except in accordance with this Article 8. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article 8, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article 8, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section H of this Article 8 represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Nevada law and these Articles.

(J)    Nothing contained in this Article 8 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(K)    Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article 8 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE 9
NEVADA “COMBINATIONS WITH
INTERESTED STOCKHOLDERS” STATUTES

The Corporation expressly elects to be subject to the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time.

ARTICLE 10
MISCELLANEOUS PROVISIONS

(A)    Severability. If any provision or provisions of these Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Articles (including, without limitation, each portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

(B)    Deemed Notice and Consent. To the fullest extent permitted by law, any current stockholder of the Corporation at the time these Articles are effective, and each and every person or entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of capital stock of the Corporation by reason of and from and after the time of such purchase or other acquisition, shall be deemed to have notice of and to have consented to all of the provisions of (i) these Articles, (ii) the Bylaws and (iii) any amendment to the Articles or the Bylaws enacted or adopted in accordance with the Articles, the Bylaws and applicable law.

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